EXHIBIT 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Interwoven, Inc., of our report dated January 17, 2001 relating to the financial statements and financial statement schedule, which appears in Interwoven, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

August 26, 2003